                                                                  Exhibit 4.01.1

                                                                  EXECUTION COPY

                                AMENDMENT NO. 1

     AMENDMENT NO. 1, dated as of February 17, 2000 (this "Amendment"), to the Third Amended and Restated Credit Agreement, dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CSK AUTO, INC. (the "Company"), the several lenders from time to time parties to the Credit Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), DLJ CAPITAL FUNDING, INC., a Delaware corporation, as syndication agent for the Lenders (in such capacity, the "Syndication Agent") and LEHMAN COMMERCIAL PAPER INC., as Delaware corporation, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company wishes to enter into a joint venture with Advance Stores Company Incorporated ("Advance Stores") and certain financial investors, to make capital and other asset contributions (the "PartsAmerica Investment") to PartsAmerica.com, Inc. ("PartsAmerica"), and to acquire and subscribe to a portion of the outstanding Capital Stock of PartsAmerica pursuant to an asset contribution agreement and a stock purchase agreement and any related agreements, collectively having terms substantially consistent with the terms described in the Summary Terms of Proposed Formation of and Investment in PartsAmerica and the Summary Term Sheet of PartsAmerica Services Agreement, attached hereto as Annex 1 ("PartsAmerica Term Sheet") or otherwise reasonably satisfactory to the Administrative Agent;

     WHEREAS, in connection with the PartsAmerica Investment, the Company shall provide certain services to PartsAmerica in accordance with a services agreement among PartsAmerica, Advance Stores and the Company (together with any related agreements, collectively, the "PartsAmerica Services Agreement"), having terms substantially consistent with the terms described in the PartsAmerica Term Sheet or otherwise reasonably satisfactory to the Administrative Agent;

     WHEREAS, the Company has requested that the Lenders consent to amend certain provisions in the Credit Agreement to allow for the PartsAmerica Investment and the provision of services in connection therewith; and

     WHEREAS, the Lenders are willing to consent to the requested amendment on any subject to the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     I. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     II.  Amendments to Credit Agreement.

          A.  Amendments to Section 1 (Definitions).

          1. Subsection 1.1 of the Credit Agreement is hereby amended by adding in their proper alphabetical order the following definitions:

          "Advance Stores": Advance Stores Company Incorporated, a Virginia corporation.

          "Company Pledge Agreement Amendment": the Amendment and Supplement to the Company Pledge Agreement, dated as of February 17, 2000, executed by the Company and the Administrative Agent, covering the PartsAmerica Investment, as the same may be amended, modified or supplemented from time to time.

          "PartsAmerica": PartsAmerica.com, Inc., a Delaware corporation.

          "PartsAmerica Investment": the capital and other asset contributions by the Company to, and the acquisition by the Company of a portion of the outstanding Capital Stock of, PartsAmerica pursuant to an asset contribution agreement and a stock purchase agreement, having terms substantially consistent with the terms described in the PartsAmerica Term Sheet or otherwise reasonably satisfactory to the Administrative Agent.

          "PartsAmerica Services Agreement": the services agreement among PartsAmerica, Advance Stores and the Company and any related agreements, collectively having terms substantially consistent with the terms described in the PartsAmerica Term Sheet or otherwise reasonably satisfactory to the Administrative Agent.

          "PartsAmerica Term Sheet": the Summary Terms of Proposed Formation of and Investment in PartsAmerica and the Summary Term Sheet of PartsAmerica Services Agreement, attached as Annex 1 to the Amendment No. 1, dated as of
     February   , 2000, to this Agreement.

          2. Subsection 1.1 of the Credit Agreement is hereby amended by deleting in its entirety the definitions of "Company Pledge Agreement" and "Consolidated Net Income" and substituting in lieu thereof, respectively, the following:

          "Company Pledge Agreement": the Company Pledge Agreement, dated as of June 22, 1999 made by the Company in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit G-2, as amended, modified or supplemented by the Company Pledge Agreement Amendment, and as the same may be further amended, modified or supplemented from time to time.

          "Consolidated Net Income": for any period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that: (i) the net income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a wholly-owned Subsidiary, provided, further, that the non-cash charges associated with losses attributable to the PartsAmerica Investment shall be excluded, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is prohibited or not permitted at the date of determination.

          B. Amendments to Section 7 (Affirmative Covenants). Subsection 7.9(b) of the Credit Agreement is hereby amended by deleting said subsection in its entirety and by substituting in lieu thereof the following:

          "As soon as practicable, deliver to the Administrative Agent (i) stock certificates representing 100% of all issued and outstanding shares of Capital Stock of (A) all Subsidiaries of the Company and (B) all other Persons of which the Capital Stock is issued, granted to, owned or held by the Company including, without limitation, the Capital Stock of PartsAmerica (unless the investment in such Person with respect to which Capital Stock is issued, granted to, owned or held by the Company has an initial value of less than $2,500,000 and the creation of a security interest by the Company with respect thereto is prohibited), and undated stock powers for each such certificate, executed in blank and delivered by a duly authorized officer of the Company, and (ii) executed supplements to the Subsidiary Guarantee and the Subsidiary Security Agreement and executed Subsidiary Pledge Agreement and/or supplements thereto, as applicable, each in form and substance satisfactory to the Administrative Agent, whereby any such Subsidiaries, of which the stock certificates, stock powers, relevant Security Documents and/or supplements to such Security Documents have not been previously delivered to the Administrative Agent, become party to such Subsidiary Guarantee, Subsidiary Security Agreement and Subsidiary Pledge Agreement."

          C. Amendments to Section 8 (Negative Covenants).

          1. Subsection 8.5 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (e) of said subsection, (ii) deleting the word "and" at the end of clause (f) of said subsection, (iii) deleting the period at the end of clause (g) of said subsection and substituting in lieu thereof a semi-colon and (iv) adding the following phrase to the end of said subsection immediately after the semi-colon at the end of clause (g):

     "(h) for the conveyance and transfer to PartsAmerica of such capital or other assets of the Company or any of its Subsidiary (as set forth in Schedule A to the PartsAmerica Term Sheet) as consideration for the acquisition of, and subscription to, such Capital Stock of PartsAmerica (as set forth in the PartsAmerica Term Sheet); and (i) for conveyances and transfers to the joint ventures specifically permitted under subsection 8.6(k)".

          2. Subsection 8.6 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (h) of said subsection, (ii) deleting the period at the end of clause (i) of said subsection and substituting in lieu thereof a semi-colon and (iii) adding the following phrase to the end of said subsection immediately after the semi-colon at the end of clause (i):

     "(j) the Company may make such capital and other asset contributions (as set forth in Schedule A to the PartsAmerica Term Sheet) to, and subscribe to and purchase such Capital Stock (as set forth in the PartsAmerica Term Sheet) of, PartsAmerica; and (k) the Company or any of its Subsidiaries may make investments in, or loans or investments to, joint ventures or other Persons engaged primarily in one or more businesses in which the Company and its Subsidiaries are engaged or directly related thereto in an aggregate amount not to exceed $7,500,000 plus the sum of any cash amounts dividended or distributed to the Company or any Subsidiary of the Company by such joint venture or other Person".

          3. Subsection 8.12 of the Credit Agreement is hereby amended by (i) deleting the word "and" immediately before clause (z) after the proviso of said subsection and inserting in lieu thereof a comma and (ii) adding the following phrase to the end of said subsection immediately before the period:

     "and (xx) the provision of services and the performance of obligations contemplated to be provided and performed by the Company under the PartsAmerica Services Agreement".

The PartsAmerica Investment shall not affect the exceptions otherwise provided under subsection 8.6.

     III. Amendments to the Company Pledge Agreement. Each of the Lenders parties hereto hereby requests, and consents to, the execution and delivery by the Administrative Agent of (a) the Company Pledge Agreement Amendment and (b) any instruments or documents reasonably requested by the Company releasing security interests in favor of the Administrative Agent on assets included within the PartsAmerica Investment.

     IV. Amendments to the Security Agreements. Each of the Lenders parties hereto hereby requests, and consents to, the execution and delivery by the Administrative Agent of amendments to the Security Agreements to exclude from the granting clauses thereof any investment in any Person other than a Subsidiary having an initial value of less than $2,500,000 if the creation of a security interest with respect thereto would be prohibited, as otherwise permitted in Subsection 7.9(b) of the Credit Agreement.

     V. Conditions Precedent. This Amendment shall become effective as of the date when each of the conditions precedent set forth below shall have been satisfied or waived (the date such conditions are fulfilled, the "Amendment Effective Date"):

          A. Amendment Documents. The Administrative Agent shall have received each of the following (together with this Amendment, the "Amendment Documents"):

          1. This Amendment, executed and delivered by a duly authorized officer of the Company, the Administrative Agent and the Required Lenders; and

          2. The Company Pledge Agreement Amendment, executed and delivered by a duly authorized officer of the Company and the Administrative Agent, together with an Acknowledgement and Consent, executed and delivered by a duly authorized officer of PartsAmerica.

          B. Other Documents.

          1. The Company shall have executed and delivered such documents (including, without limitation, Uniform Commercial Code financing statements (the "Financing Statements") and stock powers) and taken such other actions (including, without limitation, the filing of such Financing Statements and the delivery of stock certificates) as may have been reasonably requested by or on behalf of the Administrative Agent, and in the reasonable form or manner as may have been so requested, to perfect the security interests and liens created by the Amendment Documents to which the Company is a party or by the Credit Documents as amended by such Amendment Documents, in each case with the priority contemplated by such Amendment Documents or the Credit Documents as so amended.

          2. The Administrative Agent shall have received, to the extent that it has not theretofore received, a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of each of the officers signing the Amendment Documents to which the Company is a party, and any other instrument or document delivered by the Company in connection herewith, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          C. No Default or Event of Default. On and as of the Amendment Effective Date and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

     VI.  General.

          A. Representation and Warranties. To induce the Administrative Agent and the Lenders parties hereto to enter into this Amendment, the Company hereby represents and warrants to the Administrative Agent and Lenders as of the Amendment Effective Date that:

          1. Power; Authorization; Enforceable Obligations.

               a. The Company has the corporate power and authority to make and deliver each of the Amendment Documents, and to perform the Credit Documents, to which it is a party, as amended by the Amendment Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Amendment Documents and the performance of such Credit Documents, as so amended.

               b. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution and delivery by the Company of the Amendment Documents, or for the performance, validity or enforceability against the Company, of any Amendment Document or the Credit Document to which it is a party, as amended by the Amendment Documents, except for consents, authorizations and filings which have been obtained or made and are in full force and effect.

               c. Each Amendment Document has been duly executed and delivered on behalf of the Company.

               d. Each Amendment Document and each Credit Document to which the Company is a party, as amended by the applicable Amendment Document, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          2. No Legal Bar. The execution, delivery and performance of the Amendment Documents and the performance of the Credit Documents to which the Company is a party, as amended by the Amendment Documents, (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Company or any Subsidiary of the Company or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Company or any such Subsidiary to perform its obligations under the Credit Documents, as amended by the Amendment Documents, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents.

          3. Representations and Warranties in Credit Documents. The representations and warranties made by the Company in each Credit Document to which it is a party and herein are true and correct in all material respects on and as of this Amendment Effective Date, before and after giving effect to this Amendment, as if made on the Amendment Effective Date.

          B. Continuing Effect of Credit Documents. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect.

          C. Expenses. The Company agrees to pay or reimburse the Lenders for all of their reasonable out-of-pocket costs and expenses incurred in connection with the Amendment and any other documents prepared in connection herewith, and consummation of the transactions contemplated hereby and thereby, including the reasonable fees and expenses of counsel to the Lenders.

          D. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          E. Confidentiality. Each of the Administrative Agent and the Lenders agrees to keep confidential all information contained in the PartsAmerica Term Sheet provided to it by the Company in accordance with and subject to subsection 11.6(f) of the Credit Agreement.

          F. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                        CSK AUTO, INC.


                                        By: /s/ Don W. Watson
                                            ------------------------------
                                            Name:  Don W. Watson
                                            Title: Chief Financial Officer
                                                   & Treasurer

                                                                    CONFIDENTIAL

                                                      ANNEX 1 TO AMENDMENT NO. 1


                      Summary Terms of Proposed Formation
                  of and Investment in PartsAmerica.com, Inc.
                                    and the
        Summary Term Sheet of PartsAmerica.com, Inc. Services Agreement
                For Distribution to CSK Auto, Inc.'s Bank Group


The following is a summary of the Formation and Investment Term Sheet and Services Agreement Term Sheet related to the formation, investment and on-going operations of PartsAmerica.com. The following summaries contain certain key aspects of the terms of CSK Auto, Inc.'s participation in PartsAmerica.com.


Issuer: PartsAmerica.com, Inc., a newly formed Delaware corporation ("PartsAmerica" or the "Company").

Strategic Investors:     CSK Auto, Inc. ("CSK") and Advance Stores Company
                         Incorporated ("Advance").

Financial Investors:     CSK, Sequoia Capital ("Sequoia"), Thomas Weisel
                         Partners ("TWP") and Advance Holding Corporation
                         ("AHC") shareholders or their respective affiliates.
                         CSK will invest $2.25 million. AHC shareholders will invest $2.25 million in cash in PartsAmerica. In exchange for cash, the financial investors will receive an aggregate of 10,500,000 shares of Series B
                         Convertible Preferred Shares of PartsAmerica.

Asset Contribution:      CSK will contribute the assets set forth on Schedule A
                         attached hereto and Advance will contribute the assets set forth on Schedule B attached hereto. In exchange for the asset contributions, CSK and Advance shall each receive 10,000,000 Series A Convertible Preferred
                         Shares of PartsAmerica. 10,000,000 shares represents approximately 26.2% of the equity of PartsAmerica
                         (assuming management ownership of 20.0%).

Series A Convertible    The Series A Convertible Preferred Shares are
Preferred Shares:       convertible on a one for one basis into common shares of
                        the Company at the option of the holders or, in certain circumstances, automatically. Series A Convertible
                        Preferred Shares have an 8% annual cumulative preferential dividend which is payable at the discretion of the board of directors of the Company. All cumulative dividends are waived in the event of a voluntary or automatic conversion.

Cash Investment:        All initial cash investments will be made in Series B
                        Convertible Preferred Shares. Series B Convertible
                        Preferred Shares have similar terms to the Series A
                        Convertible Preferred Shares, but are entitled to a liquidation preference over the Series A Convertible
                        Preferred and Common Shares upon liquidation, dissolution, winding up, or sale (including by merger, consolidation, sale of assets or otherwise) of the Company.

Voting Rights:          The Series A or Series B Convertible Preferred Shares do
                        not have any special voting rights (other than by law), but vote on an as converted basis with the Common
                        Shares. CSK, Advance, and Sequoia have certain board level special approval rights.

Cash Amounts:           The following are the initial cash funding amounts:

                         Entity                Cash           Preferred Shares   %
                                                              (Series B)
                         CSK:                  $2,250,000     1,125,000          3.0
                         Sequoia Capital(a):   $15,000,000    7,500,000          19.7
                         AHC Shareholders(b):  $2,250,000     1,125,000          3.0
                         TWP:                  $1,500,000     750,000            1.9

                        (a) $2.5 million funded at closing and $12.5 million funded upon achieving certain conditions.
                        (b) FS Equity Partners IV, Sears Roebuck & Co., Ripplewood Holdings, and Nicholas F. Taubman or their respective affiliates.

Initial Ownership Structure:            Assuming approximately 7,625,000 Common
                                        Shares are used for PartsAmerica
                                        management equity grants, the initial
                                        ownership structure on an as converted
                                        basis will be:

                                        CSK:           29.2%
                                        Advance(c):    29.2%
                                        Sequoia:       19.7%
                                        TWP:            1.9%
                                        Management(d): 20.0%

                                        (c) including AHC shareholders
                                        (d) includes certain employees of CSK
                                            and Advance

Restrictions on Transfer:               The Series A Convertible Preferred
                                        Shares, Series B Convertible Preferred
                                        Shares and Common Shares of the Company
                                        have standard restrictions on transfer
                                        including a one-year restriction on most transfers, right of first refusal on most transfers, a restriction on the sale to a competitor of CSK or Advance, and tag-along rights.

Board Representation:                   Following the purchase of Series B
                                        Convertible Preferred Shares by the
                                        Financial Investors, Initial Board of
                                        Directors of PartsAmerica shall consist
                                        of seven directors: two (2)
                                        representatives designated by each of
                                        CSK and Advance, one representative from Sequoia, the CEO of the Company, and one mutually agreed upon representative.

Registration Rights:                    Customary registration rights.

Term of Services Agreement:             Three (3) years with automatic one (1)
                                        year renewals unless any party gives
                                        notice at least 180 days before the
                                        expiration of the then current term.

Supply: CSK and Advance will provide inventory to PartsAmerica at wholesale prices that vary depending on delivery method. With limited exceptions, CSK and Advance will be the exclusive suppliers of inventory to PartsAmerica.

Merchandising:                          It is anticipated that PartsAmerica will
                                        carry substantially all of the
                                        merchandise that is carried by CSK and
                                        Advance. PartsAmerica may source
                                        products from third party vendors if CSK and Advance do not carry the product and do not wish to carry the product for PartsAmerica; provided, however,
                                        PartsAmerica may in no event out source
                                        a "Key Product" if CSK or Advance sells
                                        a comparable Key Product. Third party
                                        suppliers need to abide by similar
                                        customer service and fulfillment
                                        criteria as CSK and Advance.
                                        PartsAmerica cannot source from any
                                        direct competitors of CSK or Advance.

Inventory:               It is PartsAmerica's intent to pursue a virtual
                         inventory business model whereby PartsAmerica will, to the extent possible, use the warehouses, distribution centers, stores, delivery trucks and inventory owned by CSK and Advance. Inventory shall not be differentiated within a warehouse or store.

Delivery Options:        PartsAmerica plans to offer three delivery methods: (1)
                         ship out of warehouse via third party shipper; (2) in-store pick-up in applicable markets; or, (3) same day home delivery in applicable markets.

Wholesale Pricing:       The wholesale price charged to PartsAmerica will vary
                         based on delivery method. CSK believes that the wholesale margin is consistent with the other wholesale arrangements of CSK and its subsidiaries.

Warranty/Returns/        CSK and Advance will handle returns (warranty, cores,
Cores:                   and other returns) for PartsAmerica. In certain
                         instances, CSK and Advance will charge a return-handling fee to PartsAmerica.

Retail Pricing:          PartsAmerica shall determine the retail prices offered
                         on the site for all consumers (business-to-business customers will have prices as determined by CSK or Advance).

Fulfillment:             Generally, PartsAmerica will direct orders to a store
                         or fulfillment center based primarily on the geographic location of the customer.

Settlement:              PartsAmerica will make bi-weekly payments in full to
                         CSK and Advance for all sales, handling fees, and other charges incurred in a given two-week period.

Promotion:               CSK and Advance will promote PartsAmerica as their
                         exclusive e-commerce partner. PartsAmerica shall promote CSK and Advance as its exclusive retail partners. Promotion will include references to PartsAmerica on CSK and Advance's websites and to CSK and Advance on PartsAmerica's website.

Business-to-Business:    PartsAmerica has the option to pursue a
                         business-to-business e-commerce model that would allow
                         PartsAmerica to fulfill internet orders for CSK and Advance for a fee. Pricing for each customer will be determined by CSK or Advance, as applicable.
                         PartsAmerica shall be responsible for enhancements to the site or CD-ROMs to enable the business-to-business program. CSK and Advance shall not be excluded from participating in alternative purchasing solutions.

Exclusivity:        PartsAmerica will not market any competitor of CSK or
                    Advance on the site and will not sell any auto merchandise in retail brick-and-mortar stores. CSK and Advance will not sell directly or indirectly sell Auto Merchandise through the CSK or Advance website or any other third party website
                    (except for in business-to-business as provided for above).

                                   SCHEDULE A

                              CONTRIBUTION BY CSK


          Asset Contribution                                Cash Contribution
          ------------------                                -----------------

1.  The E-Commerce portion of the CSK Auto.com              $2,250,000
    Web Site and any contracts related thereto
2. Electronic Parts Catalog License and any contracts related thereto
3.  Business Plan to CSK Auto.com and any
    contracts related thereto
4.  Various Domain Names and any contracts
    related thereto
5. Microsoft CarPoint Agreement and any contracts related thereto
6. Indentifix Database Front-End Software and any contracts related thereto

                                   SCHEDULE B

                            CONTRIBUTION BY ADVANCE

                          Asset Contribution
                          ------------------

 1.  PartsAmerica.com URL.
 2. Royalty free license to the trademark and trade name PartsAmerica -- In perpetuity, for use in e-commerce only.
 3.  Copy of Advance's current EPC for use by PartsAmerica on its site.
 4.  Confidential business opportunity dated 9/16/99.
 5.  Presentation of Advance Board of Directors.
 6.  Confidential summary term sheets of online venture dated 10/1/99.
 7. Confidential internal discussion points of potential joint venture with CSK dated 11/11/99.
 8.  Confidential business plan for PartsAmerica.com dated 11/26/99.
 9.  Confidential initial term sheet for PartsAmerica.com dated 11/30/99.
10.  Summary model build-up for PartsAmerica.com dated 12/7/99.
11.  December 22nd consumer study.
12.  Other relevant market studies.
13.  Various domain names.

                                                                  EXECUTION COPY


                          AMENDMENT AND SUPPLEMENT TO
                            COMPANY PLEDGE AGREEMENT

     AMENDMENT AND SUPPLEMENT, dated as of February 17, 2000 (this "Amendment and Supplement"), to the Company Pledge Agreement, dated as of June 22, 1999 (as supplemented by the Company Pledge Agreement Supplement, dated as of September 30, 1999, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by CSK AUTO, INC., an Arizona Corporation (the "Pledgor"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several lenders (the "Lenders") from time to time parties to the Third Amended and Restated Credit Agreement, dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, the Lenders, the Administrative Agent, DLJ CAPITAL FUNDING, INC., a Delaware Corporation, as syndication agent for the Lenders, (in such capacity, the "Syndication Agent") and LEHMAN COMMERCIAL PAPER INC., a Delaware corporation, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement, the Lenders have made certain loans to the Pledgor;

     WHEREAS, pursuant to that certain Pledge Agreement, the Pledgor has granted to the Administrative Agent a first lien on and security interest in all of its right, title and interest in the Collateral (as defined in the Pledge Agreement);

     WHEREAS, the Company wishes to enter into a joint venture with Advance Stores Company Incorporated ("Advance Stores") and certain financial investors to make capital and other asset contributions (the "PartsAmerica Investment") to PartsAmerica.com, Inc. ("PartsAmerica"), and to acquire and subscribe to a portion of the outstanding Capital Stock of PartsAmerica;

     WHEREAS, pursuant to that certain Amendment No. 1, dated as of February 17, 2000, to the Credit Agreement (the "Amendment No. 1") the lenders have consented to amend and waive certain provisions of the Credit Agreement to allow for the PartsAmerica Investment; and

     WHEREAS, it is a condition for the Lenders to consent to the Amendment No. 1 that the Pledgor shall have executed and delivered this Amendment and Supplement to the Administrative Agent for the ratable benefit of the Lenders.

           NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as therein defined.

      2. Clause (a) of Section 4 is hereby amended by adding to the end of such clause immediately prior to the semi-colon the following phrase: "owned by the Pledgor".

      3. As additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make their loans and other extensions of credit under the Credit Agreement and to consent to Amendment No. 1, the Pledgor hereby delivers to the Administrative Agent, for the benefit of the Lenders, all of the issued and outstanding shares of stock of PartsAmerica, owned by the Pledgor and listed on Schedule I hereto, together with all stock certificates or instruments, options, rights or interest of any nature whatsoever which may be issued or granted by PartsAmerica to the Pledgor in respect of such stock while the Pledge Agreement, as amended and supplemented hereby, is in force (the "Additional Pledged Stock"; as used in the Pledge Agreement as amended and supplemented by this Amendment and Supplement, the "Pledged Stock" shall be deemed to include the Additional Pledged Stock) and an undated stock power for each such stock certificate or instrument, duly executed in blank by the Pledgor, and hereby transfers and grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Pledgor's right, title and interest in the Additional Pledged Stock and all Proceeds thereof.

      4. The Pledgor hereby represents and warrants that the representations and warranties contained in paragraph 4 of the Pledge Agreement are true and correct on the date of this Amendment and Supplement with references to the shares of the "Pledged Stock" to include the Additional Pledged Stock, with references therein to the "Issuers" to include PartsAmerica, and with references to the "Pledge Agreement" to mean the Pledge Agreement as amended and supplemented by this Amendment and Supplement.

      5. This Amendment and Supplement forms a part of the Pledge Agreement and is subject to the terms thereof. Schedule I to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule I to this Amendment and Supplement.

      6. THIS AMENDMENT AND SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      7. This Amendment and Supplement may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. This Amendment and Supplement may be delivered by facsimile transmission of the relevant signature pages thereof.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment and Supplement to be duly executed by their authorized representatives as of the date first above written.



                                 CSK AUTO, INC.


                                 By: /s/ Don W. Watson
                                     ---------------------------
                                     Name: Don W. Watson
                                     Title: Chief Financial Officer & Treasurer

                                 THE CHASE MANHATTAN BANK, as
                                 Administrative Agent

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

          IN WITNESS WHEREOF, the undersigned have caused this Amendment and Supplement to be duly executed by their authorized representatives as of the date first above written.


                                   CSK AUTO, INC.



                                   By:
                                          ----------------------------------

                                          Name:
                                          Title:

                                   THE CHASE MANHATTAN BANK, as Administrative
                                   Agent

                                   By:    /s/ Neil R. Boylan
                                          ----------------------------------

                                          Name:    Neil R. Boylan
                                          Title:   Managing Director

                                   Schedule I

                    DESCRIPTION OF ADDITIONAL PLEDGED STOCK

                                              Stock
Issuer                   Class of Stock       Certificate No.     No. of Shares
------                   --------------       ---------------     -------------
PartsAmerica.com, Inc.   8% Series A                              10,000,000
                         Convertible
                         Preferred Shares

                         8% Series B
                         Convertible                               1,250,000
                         Preferred Shares

                                                                  EXECUTION COPY


                        AMENDMENT TO SECURITY AGREEMENTS

     AMENDMENT, dated as of February 17, 2000 (this "AMENDMENT"), to (1) the Company Security Agreement, dated as of October 30, 1996, made by CSK AUTO, INC., an Arizona Corporation ("CSK" or the "COMPANY"), (2) the Subsidiary Security Agreement, dated as of September 30, 1999, made by the signatories thereto (each a "GRANTOR"), both in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, (the "COMPANY SECURITY AGREEMENT" and the "SUBSIDIARY SECURITY AGREEMENT" collectively, the "SECURITY AGREEMENTS") as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several lenders (the "LENDERS") from time to time parties to the Third Amended and Restated Credit Agreement, dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Lenders, the Administrative Agent, DLJ CAPITAL FUNDING, INC., a Delaware Corporation, as syndication agent for the Lenders, (in such capacity, the "Syndication Agent") and LEHMAN COMMERCIAL PAPER, INC., a Delaware corporation, as documentation agent for the Lenders (in such capacity, the "DOCUMENTATION AGENT").

                               W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement, the Lenders have made certain loans to the Company;

     WHEREAS, pursuant to the Security Agreements, the Grantors have granted to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of its right, title and interest in the Collateral (as defined in the Security Agreements);

     WHEREAS, the Company wishes to enter into a joint venture with Advance Stores Company Incorporated ("ADVANCE STORES") and certain financial investors to make capital and other asset contributions (the "PARTSAMERICA INVESTMENT") to PartsAmerica.com, Inc. ("PARTSAMERICA"), and to acquire and subscribe to a portion of the outstanding Capital Stock of PartsAmerica;

     WHEREAS, pursuant to that certain Amendment No. 1, dated as of February 17, 2000, to the Credit Agreement (the "AMENDMENT NO. 1") the Lenders have consented to amend and waive certain provisions of the Credit Agreement to allow for the PartsAmerica Investment; and

     WHEREAS, it is a condition for the Lenders to consent to the Amendment No. 1 that the Company shall have executed and delivered this Amendment and Supplement to the Administrative Agent for the ratable benefit of the Lenders.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     2. Amendments to Section 2 (Grant of Security Interest). Section 2 of the Company Security Agreement and Section 2 of the Subsidiary Security Agreement are hereby amended by deleting said subsections in their entirety and by substituting in lieu thereof the following:

     "As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, excluding, however, any investment in any Person other than a Subsidiary having an initial value of less than $2,500,000 if the creation of a security interest with respect thereto would be prohibited, as otherwise permitted in Subsection 7.9(b) of the Credit Agreement (collectively, the "Collateral"):

                      (i)  all Accounts;

                     (ii)  all Chattel Paper;

                    (iii)  all Contracts;

                     (iv)  all Copyrights;

                      (v)  all Copyright Licenses;

                     (vi)  all Documents;

                    (vii)  all Equipment;

                   (viii)  all General Intangibles;

                     (ix)  all Instruments;

                      (x)  all Inventory;

                     (xi)  all Patents;

                    (xii)  all Patent Licenses;

                   (xiii)  all Trademarks;

                    (xiv)  all Trademark Licenses;

                  (xv) all other Goods and personal property of such Grantor, whether tangible or intangible and whether now or hereafter owned by such Grantor, and wherever located; and

                  (xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing".


     3. The Company hereby represents and warrants that the representations and warranties contained in paragraph 2 of the Security Agreements are true and correct on the date of this Amendment with references to "Collateral" as used in the Security Agreements as amended and supplemented by this Amendment shall be deemed to exclude any investment in any Person other than a Subsidiary having an initial value of less than $2,500,000 if the creation of a security interest with respect thereto would be prohibited, as otherwise permitted in Subsection 7.9(b) of the Credit Agreement.

     4. This Amendment forms a part of the Security Agreements and is subject to the terms thereof.

     5. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages thereof.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their authorized representatives as of the date first above written.


                                  CSK AUTO, INC.


                                  By:  /s/ Don W. Watson
                                     ---------------------------------------
                                     Name:  Don W. Watson
                                     Title: Chief Financial Officer & Treasurer



                                  THE CHASE MANHATTAN BANK, as
                                  Administrative Agent


                                  By: /s/ Neil R. Boylan
                                     ----------------------------------------
                                     Name:  Neil R. Boylan
                                     Title: Managing Director

                               THE CHASE MANHATTAN BANK, as
                               Administrative Agent, Issuing Lender and a Lender


                               By:  /s/ Neil R. Boylan
                                  ----------------------------------------------
                                  Name:  Neil R. Boylan
                                  Title: Managing Director


                               ALLIANCE INVESTMENTS LIMITED

                               By:  /s/ Illegible
                                  ----------------------------------------------
                                  Name:  Illegible
                                  Title: Authorized Signatory


                               BANK ONE, NA (CHICAGO-MAIN OFFICE)

                               By:  /s/ Catherine A. Muszynski
                                  ----------------------------------------------
                                  Name:  Catherine A. Muszynski
                                  Title: Vice President


                               BANK POLSKA KASA OPIEKI S.A. GROUP
                               PEKAO S.A.

                               By:  /s/ Hussein B. El-Tawil
                                  ----------------------------------------------
                                  Name:  Hussein B. El-Tawil
                                  Title: Vice President


                               DLJ CAPITAL FUNDING, INCORPORATED
                               as Syndication Agent and a Lender

                               By:  /s/ Eric Swanson
                                  ----------------------------------------------
                                  Name:  Eric Swanson
                                  Title: Managing Director


                               EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
                               BY: EATON VANCE MANAGEMENT
                               AS INVESTMENT ADVISOR

                               By:  /s/ Scott H. Page
                                  ----------------------------------------------
                                  Name:  Scott H. Page
                                  Title: Vice President


                               EATON VANCE SENIOR INCOME TRUST
                               BY: EATON VANCE MANAGEMENT
                               AS INVESTMENT ADVISOR

                               By:  /s/ Scott H. Page
                                  ----------------------------------------------
                                  Name:  Scott H. Page
                                  Title: Vice President

                               ELT LTD.

                               By:  /s/ Kelly C. Walker
                                  ----------------------------------------------
                                  Name:  Kelly C. Walker
                                  Title: Authorized Agent


                               FIRST UNION NATIONAL BANK

                               By:  /s/ Robert A. Brown
                                  ----------------------------------------------
                                  Name:  Robert A. Brown
                                  Title: Vice President

                               FIVE FINANCE CORP.

                               By:  [ILLEGIBLE]
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               MARTIN DAVEY, V.P.
                               Citibank Global Asset Management
                               599 Lexington Ave./26th Flr./Zone 10
                               Ph: (212) 559-4205


                               IKB DEUTSCHE INDUSTRIEBANK AG,
                               LUXEMBOURG BRANCH

                               By:  /s/ Edwin Brecht
                                  ----------------------------------------------
                                  Name:  Edwin Brecht
                                  Title: Executive Director

                               By:  /s/ Manfred Ziwey
                                  ----------------------------------------------
                                  Name:  Manfred Ziwey
                                  Title: Director


                               INDOSUEZ CAPITAL FUNDING IIA, LIMITED
                               BY: INDOSUEZ CAPITAL, as Portfolio Advisor

                               By:  /s/ Melissa Marano
                                  ----------------------------------------------
                                  Name:  Melissa Marano
                                  Title: Vice President


                               INDOSUEZ CAPITAL FUNDING IV, L.P.
                               BY: INDOSUEZ CAPITAL, as Portfolio Advisor

                               By:  /s/ Melissa Marano
                                  ----------------------------------------------
                                  Name:  Melissa Marano
                                  Title: Vice President


                               THE INDUSTRIAL BANK OF JAPAN, LIMITED

                               By:  /s/ Vicente L. Timiraos
                                  ----------------------------------------------
                                  Name:  Vicente L. Timiraos
                                  Title: Joint General Manager

                               K2H CYPRESSTREE-1 LLC

                               By:  /s/ Virginia Conway
                                  ----------------------------------------------
                                  Name:  Virginia Conway
                                  Title: Authorized Agent


                               LEHMAN COMMERCIAL PAPER, INC.
                               as Documentation Agent and a Lender

                               By:  /s/ Michele Swanson
                                  ----------------------------------------------
                                  Name:  Michele Swanson
                                  Title: Authorized Signatory


                               LEHMAN SYNDICATED LOANS, INC.
                               as Documentation Agent and a Lender

                               By:  /s/ Michele Swanson
                                  ----------------------------------------------
                                  Name:  Michele Swanson
                                  Title: Authorized Signatory


                               MITSUBISHI TRUST & BANKING
                               CORPORATION

                               By:  /s/ TOSHIHIRO HAYASHI
                                  ----------------------------------------------
                                  Name:  TOSHIHIRO HAYASHI
                                  Title: Senior Vice President


                               NATIONAL BANK OF CANADA

                               By:  /s/ David L. Mortensen
                                  ----------------------------------------------
                                  Name:  David L. Mortensen
                                  Title: AVP


                               OASIS COLLATERALIZED HIGH INCOME
                               PORTFOLIOS -1, LTD.

                               By:  INVESCO Senior Secured Management,
                                    Inc., as Sub-Advisor

                                    By:  /s/ Gregory Stoeckle
                                       -----------------------------------------
                                       Name:  Gregory Stoeckle
                                       Title: Authorized Signatory


                               OSPREY INVESTMENTS PORTFOLIO

                               By:  /s/ Hans L. Christensen
                                  ----------------------------------------------
                                  Name:  Hans L. Christensen
                                  Title: Vice President

                               OXFORD STRATEGIC
                               INCOME FUND
                               By: Eaton Vance Management
                                   as Investment Advisor

                               By:  /s/  Scott H. Page
                                  ----------------------------------------------
                                  Name:  Scott H. Page
                                  Title: Vice President


                               SANWA BANK CALIFORNIA

                               By:  /s/  John F. King
                                  ----------------------------------------------
                                  Name:  John F. King
                                  Title: AVP


                               SENIOR DEBT PORTFOLIO
                               By: BOSTON MANAGEMENT AND
                               RESEARCH, as Investment Advisor

                               By:  /s/  Scott H. Page
                                  ----------------------------------------------
                                  Name:  Scott H. Page
                                  Title: Vice President


                               SEQUILS-PILGRIM I LTD.
                               By: PILGRIM INVESTMENTS, INC. as its
                               Investment Manager

                               By:  /s/  Robert L. Wilson
                                  ----------------------------------------------
                                  Name:  Robert L. Wilson
                                  Title: Vice President


                               PILGRIM CLO 1999-1 LTD.

                               By:  /s/  Robert L. Wilson
                                  ----------------------------------------------
                                  Name:  Robert L. Wilson
                                  Title: Vice President


                               PILGRIM PRIME RATE TRUST
                               BY: PILGRIM INVESTMENTS, INC., as its
                               Investment Manager

                               By:  /s/  Robert L. Wilson
                                  ----------------------------------------------
                                  Name:  Robert L. Wilson
                                  Title: Vice President


                               ML CLO XII PILGRIM AMERICA (CAYMAN)
                               LTD.
                               By: PILGRIM INVESTMENTS, INC. as its
                               Investment Manager

                               By:  /s/  Robert L. Wilson
                                  ----------------------------------------------
                                  Name:  Robert L. Wilson
                                  Title: Vice President


                               STANFIELD CLO, LTD.
                               By: STANFIELD CAPITAL PARTNERS LLC, as
                               its Collateral Manager

                               By:  /s/  Christopher A. Bondy
                                  ----------------------------------------------
                                  Name:  Christopher A. Bondy
                                  Title: Partner

                                  STRATA FUNDING LTD.

                                  By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent


                                  By:  Gregory Stoeckle
                                       --------------------------------------
                                  Name: Gregory Stoeckle
                                  Title: Authorized Signature


                                  STRATEGIC MANAGED LOAN PORTFOLIO

                                  By:  Hans T. Christensen
                                       --------------------------------------
                                  Name: Hans T. Christensen
                                  Title: Vice President


                                  THE SUMITOMO TRUST & BANKING CO., LTD.,
                                  New York Branch

                                  By: Stephen A. Stratico
                                      --------------------------------------
                                  Name: Stephen A. Stratico
                                  Title: Vice President


                                  TRANSAMERICA BUSINESS CREDIT CORP.


                                  By: Perry Vavoules
                                      --------------------------------------
                                  Name: Perry Vavoules
                                  Title: Senior Vice President


                                  VAN KAMPEN CLO II, LIMITED
                                  By: VAN KAMPEN MANAGEMENT INC., as its
                                  Collateral Manager

                                  By: Darvin D. Pierce
                                      --------------------------------------
                                  Name: Darvin D. Pierce
                                  Title: Vice President


                                  VAN KAMPEN CLO I, LIMITED
                                  By: VAN KAMPEN MANAGEMENT INC., as its
                                  Collateral Manager

                                  By: Darvin D. Pierce
                                       --------------------------------------
                                  Name: Darvin D. Pierce
                                  Title: Vice President


                                  WELLS FARGO BANK, N.A.


                                  By: Michael Real
                                       --------------------------------------
                                  Name: Michael Real
                                  Title: Vice President